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                                                                      Exhibit 21

                SUBSIDIARIES OF SAMSONITE CORPORATION (Delaware)

             (Ownership Interest of 100% Unless Otherwise Indicated)

C.V. Holdings, Inc.                                               Colorado
      SC International Holdings C.V. (95% limited partnership,
      with Samsonite Corporation holding 5% )                     Netherlands

               SC Denmark ApS                                     Denmark
                      Samsonite Europe N.V.                       Belgium
                               Samsonite S.A.                     France
                               Samsonite Limited                  United Kingdom
                               Samsonite B.V.                     Netherlands
                               Samsonite Ges.m.b.H.               Austria
                               Samsonite GmbH                     Germany
                               Samsonite Hungaria Borond KFT      Hungary
                               Samsonite Finanziaria S.r.l.       Italy
                                       Samsonite SpA
                                         (60% joint venture)      Italy
                               Samsonite Espana S.A.              Spain
                               Samsonite AB (Aktiebolag)          Sweden
                               Samsonite A/S                      Denmark
                               Samsonite AG                       Switzerland
                               Samsonite Slovakia S.r.o.          Slovakia
                               Samsonite Sp. z o.o.               Poland
                               Samsonite Finland Oy               Finland
                               Samsonite CZ spol. s.r.o.          Czech Republic
                               Samsonite Mauritius Limited        Mauritius
                                       Samsonite India Limited
                                        (65% joint venture)       India
                               Samsonite Singapore Pte Ltd
                                       (80% joint venture)        Singapore
                               Samsonite Asia Limited             Hong Kong
                               Samsonite Korea Limited
                                        (80% joint venture)       Korea
                               Samsonite Malaysia Sdn Bhd         Malaysia
                               Samsonite Hong Kong (2000)
                               Limited                            Hong Kong
                                       Samsonite Luggage
                                       (Ningbo) Co. Ltd.          China


Samsonite Latinoamerica, S.A. de C.V.                            Mexico
         Samsonite Mexico, S.A. de C.V.                          Mexico
Samsonite Comercio E Participacoes Ltda.                         Brazil
         Samsonite Industrial E Comercial Ltda.                  Brazil
Samsonite Canada Inc.                                            Canada
Samson S.A. de C.V.                                              Mexico
Samsonite Mercosur Limited   (51% joint venture)                 Bahamas
         Samsonite Brasil Ltda.                                  Brazil
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         Samsonite Argentina S.A.                                Argentina
                  Arife S.A. (70% joint venture)                 Argentina
         Lonberg Express S.A.                                    Uruguay

Samsonite Company Stores, Inc.                                   Indiana
Samsonite Pacific Ltd.                                           Colorado
Direct Marketing Ventures, Inc.                                  Colorado
Samsonite Holdings Inc.                                          Delaware
Astrum R.E. Corp.                                                Delaware

The Samsonite Foundation, Inc. (Non-profit corp.)                Rhode Island

McGregor II, LLC                                                 Delaware
        Hortex Incorporated                                      Texas
        McGregor China Corp.                                     Delaware
Jody Apparel II, LLC                                             Delaware
WMI II, LLC                                                      Delaware





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                       Ownership Interests of 50% or Less
                       ----------------------------------


1. Samsonite SpA participates in a joint venture in which it holds 20% of the shares of:

                                    Factory Store 1 S.r.l.
                                    Via Milano 18
                                    Corsico (MI)
                                    ITALY